UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2026
INDIVIOR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37835	41-2520873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike, Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 804-379-1090 not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	INDV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 1, 2026, Indivior Pharmaceuticals, Inc. (the "Company" or the "Registrant") will eliminate the position of Chief Scientific Officer. Dr. Christian Heidbreder will continue to report to the CEO in an advisory capacity on special projects through the end of 2026. Dr. Heidbreder's employment will terminate on December 31, 2026, and his termination will be treated as a termination without cause pursuant to the terms of his existing employment agreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a virtual annual meeting of stockholders on May 13, 2026, at 10:00 a.m. Eastern Time. A total of 121,922,058 shares of common stock of the Company were entitled to vote as of March 18, 2026, the record date for the Annual Meeting, of which 100,407,7225 were present in person or by proxy at the Annual Meeting. Details of each matter voted upon were described in a definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 27, 2026 (the "Proxy Statement"). The stockholders duly elected each person nominated to serve as a director, and approved each matter presented, by the following votes:

1.To elect eight director nominees, each to serve for a one-year term extending until our 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Dr. David Wheadon	91,378,828	1,534,064	24,804	7,470,026
Joe Ciaffoni	92,834,811	76,839	26,046	7,470,026
Dr. Keith Humphreys	92,839,955	72,084	25,657	7,470,026
Tony Kingsley	92,839,469	72,503	25,724	7,470,026
Daniel Ninivaggi	87,545,032	5,366,849	25,815	7,470,026
Barbara Ryan	91,562,195	1,302,383	73,118	7,470,026
Mark Stejbach	92,838,962	72,847	25,887	7,470,026
Juliet Thompson	92,136,342	728,040	73,314	7,470,026

2. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement (Say-on-Pay):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
90,364,566	1,324,996	1,248,134	7,470,026

3. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers (Say-on-Frequency):

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes Abstained	Broker Non-Votes
91,848,954	21,701	1,032,941	34,100	7,470,026

In light of the shareholder vote, and in keeping with the Board’s recommendation on Proposal 3, the Company will hold a “say-on-pay” vote annually until the next vote on the frequency of “say-on-pay” votes is required (which will be no later than the 2032 Annual Meeting of Shareholders) or until the Board determines that a different frequency for “say-on-pay” votes is in the best interest of the Corporation and its shareholders.

4. To ratify the appointment of PricewaterhouseCoopers LLP US (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
99,146,241	1,237,984	23,497	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior Pharmaceuticals, Inc.

Date: May 15, 2026	By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Chief Financial Officer